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                                                                      EXHIBIT 21

                                  SUBSIDIARIES



                                                     STATE OR JURISDICTION
     NAME                                               OF ORGANIZATION

Synaptics International, Inc.                             California
Synaptics (UK) Limited                                  United Kingdom